PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

ARTICLES OF AMENDMENT

Prudential Investment Portfolios, Inc. 15, a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the names of the following series and classes of common stock, $0.01 par value per share, of the Corporation, as set forth below:

 Current Name                                New Name

Prudential High Yield Fund          PGIM High Yield Fund

    Class A Common Stock                  Class A Common Stock

    Class B Common Stock                  Class B Common Stock

    Class C Common Stock                  Class C Common Stock

    Class Q Common Stock                  Class R6 Common Stock

    Class R Common Stock                 Class R Common Stock

    Class Z Common Stock                   Class Z Common Stock

    Class T Common Stock                  Class T Common Stock

    Class R2 Common Stock                Class R2 Common Stock

    Class R4 Common Stock                Class R4 Common Stock

Prudential Short Duration High       PGIM Short Duration High

Yield Income Fund                        Yield Income Fund

 Class A Common Stock                    Class A Common Stock

 Class C Common Stock                    Class C Common Stock

 Class Q Common Stock                    Class R6 Common Stock

  Class Z Common Stock                     Class Z Common Stock

  Class T Common Stock                     Class T Common Stock

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: These Articles of Amendment shall become effective at 12:01 a.m. on June 11, 2018.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of this 14th day of May, 2018.

ATTEST:	PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

/s/ Claudia DiGiacomo                                                By: /s/ Scott E. Benjamin (SEAL)

Name: Claudia DiGiacomo                                        Name: Scott E. Benjamin

Title: Assistant Secretary                                            Title: Vice President